Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES PRICING AND INCREASED SIZE
OF SENIOR UNSECURED NOTES OFFERING

SCOTTS VALLEY, CA — December 8, 2010 — Seagate Technology plc (NASDAQ: STX) today announced that it has increased the size of its previously announced offering of $500 million aggregate principal amount of senior notes due 2018 (the “Notes”) to $750 million. The Notes were priced at 100% of the aggregate principal amount and will bear interest at a rate of 7.75% per annum. The Notes will be issued by Seagate HDD Cayman, an indirect wholly-owned subsidiary of Seagate Technology plc, and guaranteed by Seagate Technology plc.

The Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes is expected to close on December 14, 2010, subject to customary closing conditions.

Seagate estimates that the net proceeds from the offering will be approximately $733 million after deducting discounts and estimated offering expenses.

Seagate intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include the repayment, redemption and/or repurchase of a portion of its outstanding indebtedness.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.  The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the impact of conditions in the credit markets generally and, in particular, for companies in the markets in which Seagate operates, and uncertainty in global economic conditions, which pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter

Seagate Technology Announces Pricing and Increased Size of Senior Unsecured Notes Offering

credit and negative financial news.  Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Quarterly report on Form 10-Q as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2010 and Annual Report on Form 10-K and Form 10-K/A as filed with the U.S. Securities and Exchange Commission on August 20, 2010, and October 6, 2010, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing Seagate’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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